Exhibit 99.1

For Immediate Release

Contact:

Crescendo Communications, LLC
David Waldman, Vivian Huo or Klea Theoharis
Tel: (212) 671–1020
E–mail: cgre@crescendo–ir.com

China Green Energy Industries Reports 136.4% increase in revenue and 155.5% Increase in Net Income for Full Year 2010

Jiangsu, China – March 30, 2011–China Green Energy Industries, Inc., (OTCBB:CGRE) a leading manufacturer and distributor of high tech and environmentally friendly consumer products today announced financial results for the fourth quarter and full year ended December 31, 2010.

Financial Highlights for 2010:

  Revenue increased 136.4% to $28.6 million

  Gross profit increased 131.3% to $8.2 million

  Operating income increased 135.9% to $5.5 million

  Net income increased 155.5% to $4.1 million, or $0.19 per share

  $1.1 million of cash and no long term debt as of December 31, 2010

Mr. Jianliang Shi, Chairman and Chief Executive Officer commented, “We are pleased to report that sales were strong across all of our product lines in 2010. Cable products showed strong growth at 148.1% reaching a revenue level of $18.4 million for the year. Cryogen–free refrigerator sales increased by 106.3% to $9.5 million with orders stemming from both existing customers and new ones.

“The highest percentage gain in revenue came from our light electric vehicles (LEVs), however the sales growth of 783.8% in 2010 came off a low base of $80,000. LEVs will play a much greater role in our business this year. In January 2011 we acquired the NICONIA brand of LEVs along with a sales network of 350 retail stores. NICONIA typically sells over 200,000 LEVs annually. Given the brand recognition, reputation and distribution for NICONIA LEVs, we believe this acquisition places us in a whole different league within the industry. We expect our LEV division to achieve sales of approximately $45 million in 2011 with gross margins of 25%.LEVs will comprise approximately 54% of our revenue in 2011, up from 2.5% in 2010. We expect favorable trends to continue based on heightened environmental awareness in China and government policies promoting the use of clean technology.”

The company reiterates its net income guidance of $14 million, or $0.60 per diluted share for 2011.

Revenue for the year ended December 31, 2010 increased 136.4% to $28.6 million from $12.1 million for the same period the previous year. Gross profit for the twelve months ended December 31, 2010 increased 131.3% to $8.2 million compared to $3.5 million for the same period in 2009. Operating income for the twelve months ended December 31, 2010 increased 135.9% to $5.5 million compared to $2.3 million for the same period the previous year. Net income for the twelve months ended December 31, 2010 increased 155.5%, to $4.1 million, or $0.19 per diluted share, compared to $1.6 million, or $0.08 per diluted share, for the same period the previous year.

About China Green Energy Industries

China Green Energy Industries is a leading manufacturer and distributor of high tech and environmentally–friendly consumer products. The company has three main product lines: light weight electric vehicles (LEV), cryogen–free refrigerators, and network/HDMI cables. It has well–established sales channels in China, with significant exports to Europe. China Green Energy Industries manufactures and distributes its own products under the brand name "Best," and also sells its product under private label to leading OEMs and Fortune 500 companies such as Wal–Mart, Carrefour, Home Depot, Ford, Pepsi, Coca–Cola, Carlsberg, Disney, etc. Additional information about the company is available at: www.chinagei.com.

This press release may contain statements that constitute “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” and similar expressions are intended to identify forward–looking statements. These statements appear in a number of places in this document and include statements regarding the intent, belief or expectation of the company, its directors or its officers with respect to events, conditions, and financial trends that may affect future plans of operations, business strategy, operating results, and financial position. Forward–looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward–looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, the factors mentioned in the “Risk Factors” section of the company‘s Current Report on Form 8–K filed on June 11, 2010, and other risks mentioned in this press release or in our other reports filed with the Securities and Exchange Commission (the “SEC”) since the filing date of the Registration Statement. Although these forward–looking statements, and any assumptions upon which they are based, are made in good faith and reflect the company‘s current judgment regarding the direction of the business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by law, the company undertakes no responsibility or obligation to update publicly these forward–looking statements, but may do so in the future in written or oral statements.

(Tables follow)

China Green Energy Industries, Inc.
(Formerly TradeOn, Inc.)
Consolidated Balance Sheets
As of December 31, 2010 and 2009

	As of December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$1,080,787	$757,742
Restricted cash - Note 3	3,408,750	3,656,468
Trade accounts receivables, net - Note 4	11,537,053	2,691,560
Other receivables, prepayments and deposits - Note 5	638,553	931,662
Inventories, net - Note 6	2,733,369	1,966,989
Loans to third parties - Note 7	3,333,000	2,734,428
Loans to a related party - Note 8	3,159,388	-
Amounts due from related parties - Note 9	1,461,156	784,690
Deferred tax asset	113,002	70,664

Total current assets	27,465,058	13,594,203
Long-term equity investment - Note 10	165,640	159,909
Property, plant and equipment, net - Note 11	6,875,566	4,222,825
Land use rights - Note 12	1,037,606	1,023,258
Deferred tax asset	123,462	57,143

TOTAL ASSETS	$35,667,332	$19,057,338

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade accounts payable	$9,152,372	$3,701,489
Bills payable - Note 3	6,817,500	6,552,390
Other payables and accrued charges - Note 13	2,857,780	940,960
Income tax payable	2,241,102	685,076
Short-term bank loans - Note 14	8,926,380	5,575,382
Amount due to a related party - Note 9	-	234,525

Total current liabilities	29,995,134	17,689,822

TOTAL LIABILITIES	29,995,134	17,689,822

COMMITMENTS AND CONTINGENCIES - Note 19

STOCKHOLDERS’ EQUITY
Preferred stock : par value $0.01 per share
Authorized 50,000,000 shares; none issued and outstanding	-	-
Common stock : par value $0.0001 per share
Authorized 100,000,000 shares; issued and outstanding 23,529,411 and 20,734,531 shares, respectively	2,352	2,073
Additional paid-in capital	1,309,175	1,301,731
Accumulated other comprehensive income	220,954	60,470
Retained earnings	4,139,717	3,242

TOTAL STOCKHOLDERS’ EQUITY	5,672,198	1,367,516

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,667,332	$19,057,338

China Green Energy Industries, Inc.
(Formerly TradeOn, Inc.)
Consolidated Statements of Income and Comprehensive Income
For the years ended December 31, 2010 and 2009

	Year ended December 31,
	2010	2009
Revenues	$28,589,395	$12,092,837
Cost of revenues	(20,398,286)	(8,550,998)
Gross profit	8,191,109	3,541,839
Operating expenses:
General and administrative expenses	(2,031,956)	(902,136)
Selling expenses	(649,198)	(303,965)
	(2,681,154)	(1,206,101)
Income from operations	5,509,955	2,335,738
Interest income	345,745	65,506
Other income - Note 15	183,722	88,980
Finance costs - Note 16	(472,307)	(331,785)
Income before income taxes	5,567,115	2,158,439
Income taxes - Note 17	(1,430,640)	(539,610)
Net income	$4,136,475	$1,618,829
Other comprehensive income (loss)
Foreign currency translation adjustments	160,484	(2,784)
Total comprehensive income	$4,296,959	$1,616,045
Earnings per share
- Basic	$0.19	$0.08
- Diluted	$0.19	$0.08
Weighted average number of shares outstanding
- Basic	22,311,915	20,734,531
- Diluted	22,311,915	20,734,531